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                                        UNITED STATES
                             SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549

                                   --------------------

                                          FORM 8-K

                                       CURRENT REPORT

                          PURSUANT TO SECTION 13 or 15(d) OF THE
                              SECURITIES EXCHANGE ACT OF 1934

                     Date of report (Date of earliest event reported):
                              October 15, 2001 (October 4, 2001)

                               New Century Equity Holdings Corp.
                     --------------------------------------------------
                     (Exact Name of Registrant as Specified in Charter)

            Delaware                      000-28536              74-2781950
----------------------------             ------------       -------------------
(State or Other Jurisdiction             (Commission           (IRS Employer
     of Incorporation)                   File Number)       Identification No.)


10101 Reunion Place, Suite 450, San Antonio, Texas                   78216
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    (Address of Principal Executive Offices)                       (Zip Code)


    Registrant's telephone number, including area code:  (210) 302-0444


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ITEM 5.   OTHER EVENTS

     On October 4, 2001, the Company received notice from The Nasdaq Stock Market, Inc. ("Nasdaq") that the minimum bid price and market value of public float requirements for continued listing on Nasdaq, as required by Nasdaq Marketplace Rule 4450(a)(5), have been suspended until January 2, 2002. This suspension withdraws the Nasdaq's previous notice to the Company, dated September 4, 2001, indicating the Company's deficiency with the requirements.

     On October 11, 2001, the Company announced its participation in a private placement financing with Sharps Compliance Corp. ("Sharps"). The Company and various other investors purchased a total of 1,100,000 shares of Sharps' common stock for $1.10 per share (total gross proceeds of $1,210,000). The Company purchased 700,000 shares of Sharps' common stock for total consideration of $770,000. Through the 700,000 shares of common stock, the Company owns approximately 7.1% of the voting securities of Sharps. Mr. Parris
H. Holmes, Jr., Chairman of the Board and CEO of the Company, is also a member of the Board of Directors of Sharps.

ITEM 7.   FINANCIAL INFORMATION, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

       (a)   Financial Information

             Not applicable.

       (b)   Pro Forma Financial Information

             Not applicable.

       (c)   Exhibits

             Exhibit     Description
             -------     -----------

               99.1      Press Release, dated October 11, 2001

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NEW CENTURY EQUITY HOLDINGS CORP.

Date:  October 15, 2001                By: /s/ DAVID P. TUSA
                                          -------------------------------------
                                           Name:  David P. Tusa
                                           Title: Senior Vice President,
                                                  Chief Financial Officer and
                                                  Corporate Secretary

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                                   INDEX TO EXHIBITS


     Exhibit
     Number        Description
     -------       -----------

      99.1         Press Release, dated October 11, 2001